SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2010

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On August 18, 2010, Achillion Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with selected institutional and accredited investors (the “Investors”), namely Domain Associates ( “Domain”), Clarus Ventures, Quaker BioVentures and Pappas Ventures to sell and issue 19,755,101 shares (the “Shares”) of the Company’s common stock at a price of $2.49 per share, the consolidated closing bid price reported by NASDAQ on August 17, 2010, as well as to sell and issue warrants to purchase 0.35 shares of common stock for each Share (the “Common Warrants”) at a price of $0.125 per share of common stock underlying each Common Warrant (the “Private Placement”). The Common Warrants, which represent the right to acquire an aggregate of 6,921,285 shares of common stock, have a seven-year term from the date of issuance and will be exercisable at a price of $3.1125 per share. The transaction is expected to close on or about August 20, 2010, subject to the satisfaction of certain customary closing conditions

The Company expects net proceeds at the closing of the Private Placement of approximately $50.0 million after the deduction of offering expenses.

Under the Purchase Agreement, the Company agreed to take any and all actions as may be required to nominate Nicole Vitullo of Domain to be elected to the Board of Directors by September 30, 2010 or, if a vacancy should occur on the Company’s Board of Directors before that time, to elect Ms. Vitullo to fill that vacancy.

The Common Warrants

The Common Warrants to be issued will be exercisable for shares of the Company’s common stock at an exercise price of $3.1125 per share until the seventh anniversary of the date of issuance, and will be exercisable for cash or by net exercise. No Investor is permitted to exercise a Common Warrant, or part thereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Investor would exceed 19.99% of the number of shares of Common Stock then issued and outstanding, unless and until such limitation is no longer required by applicable NASDAQ Marketplace Rules.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company will enter into a Registration Rights Agreement with the Investors. Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement (the “Mandatory Registration Statement”) with the Securities and Exchange Commission (the “Commission”) by September 17, 2010 to register the resale of the Shares and the shares of common stock underlying the Common Warrants (collectively the “Registrable Securities”). The Company also agreed to use its best efforts to have the Mandatory Registration Statement declared effective as promptly as possible after the filing thereof, but in any event prior to November 18, 2010, or December 17, 2010 if the Commission determines to review the Mandatory Registration Statement.

In the event (i) the Mandatory Registration Statement has not been filed by September 17, 2010, (ii) an acceleration request has not been filed within five trading days of the date which the Company is notified that the Mandatory Registration Statement will not be reviewed by the Commission staff or is not subject to further review and comment by the Commission staff, (iii) the Mandatory Registration Statement has not been declared effective by November 18, 2010, if the Commission staff determines not to review the Mandatory Registration Statement, or the Mandatory Registration Statement has not been declared effective by December 17, 2010 if the Commission staff determines to review the Mandatory Registration Statement, or (iv) the Mandatory Registration Statement ceases to remain continuously effective as to all Registrable Securities for more than 15 consecutive trading days or an aggregate of 45 days during any 12-month period (each such event, a “Registration Default”), then the Company has agreed to pay each Investor as liquidated damages an amount equal to 1.5% of the purchase price paid by each such Investor with respect to any Registrable Securities then held and not registered pursuant to an effective registration statement, per 30-day period or portion thereof (a “Penalty Period”) during which the Registration Default remains uncured thereafter. The amount payable to any Investor for any partial Penalty Period will be prorated for the number of actual days during the Penalty Period during which a Registration Default remains uncured. In addition, the Company agreed to keep the Registration Statement continuously effective until the earlier to occur of (i) the date after which all of the Registrable Shares registered thereunder shall have been sold and (ii) the later of (a) November 18, 2012, if the Commission staff determines not to review the Mandatory Registration Statement, or December 17, 2012 if the Commission staff determines to review the Mandatory Registration Statement or (b) the date on which 100% of the Registrable Securities covered by such Registration Statement may be sold without volume restrictions pursuant to Rule 144(b)(1) under the Securities Act of 1933, as amended.

The Company has granted the Investors customary indemnification rights in connection with the registration statement. The Investors have also granted the Company customary indemnification rights in connection with the registration statement.

Amendment No. 1 to the Third Amended and Restated Investor Rights Agreement

In connection with the Private Placement, the Company and certain of its prior investors will enter into Amendment No. 1 to the Third Amended and Restated Investor Rights Agreement, which will amend the Third Amended and Restated Investor Rights Agreement, dated August 11, 2008, between the Company and the certain holders of shares of the Company’s common stock. Amendment No. 1 to the Third Amended and Restated Investor Rights Agreement terminates certain registration rights held by the stockholders party to such agreement.

The foregoing summaries of the terms of the Securities Purchase Agreement, the Registration Rights Agreement, the form of Common Warrant and Amendment No. 1 to the Third Amended and Restated Investor Rights Agreement are subject to, and qualified in their entirety by, the Securities Purchase Agreement, the Registration Rights Agreement, the form of Common Warrant and Amendment No. 1 to the Third Amended and Restated Investor Rights Agreement, which the Company intends to include as exhibits to its Quarterly Report on Form 10-Q for the period ended September 30, 2010.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in “Item 1.01. Entry into a Material Definitive Agreement” regarding the Private Placement is incorporated herein by reference.

Based in part upon the representations of the Investors in the Purchase Agreement, the Shares and the Common Warrants were offered and sold in a private placement to institutional accredited investors without registration under the Securities Act, or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Item 8.01.	Other Events

On August 18, 2010, the Company issued a press release announcing the Private Placement. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION

Statements in this Form 8-K that are not strictly historical are forward-looking statements regarding the Private Placement. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include any event that would cause the Company or the investors to breach any of their representations and warranties under the purchase agreement. Additional risk factors are identified in the Company’s SEC filings, including the Forms 10-Q and 10-K and in other SEC filings. The Company assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated August 18, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHILLION PHARMACEUTICALS, INC.

Date: August 19, 2010	By:	/s/ Mary Kay Fenton
Mary Kay Fenton Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 18, 2010